Exhibit 99.1
Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com

Brandywine Realty Trust Announces Fourth Quarter, Full Year 2022 Results and Initiates 2023 Guidance

Philadelphia, PA, February 1, 2023 — Brandywine Realty Trust (NYSE:BDN) today reported its financial and operating results for the three and twelve-month periods ended December 31, 2022.
Management Comments
“During 2022 we accomplished our 2022 business plan objectives and exceeded our midpoint goals for speculative revenue, same store results and rental rate mark-to-markets” stated Jerry Sweeney, President and Chief Executive Office of Brandywine Realty Trust. “In addition, since our last earnings release we have raised over $705 million through fourth quarter asset sales, an unsecured bond transaction in December 2022 and a secured loan transaction in January 2023. The net proceeds were used to redeem our February 2023 unsecured bond maturity totaling $350 million and completely repay the outstanding balance on our $600 million unsecured line of credit. We now have complete availability on our $600 million unsecured line of credit and 96% of our wholly-owned debt is fixed. Other than our October 2024 bond maturity, we have no other wholly-owned debt maturities until June 2026. All of our development projects remain on schedule and on budget. Looking ahead, we are introducing our 2023 FFO guidance range of $1.12 to $1.20 per diluted share which is impacted by higher interest expense from our recent debt refinancings.”

Fourth Quarter Highlights
Financial Results
•Net income available to common shareholders; $29.5 million, or $0.17 per diluted share.

•Funds from Operations (FFO); $55.7 million, or $0.32 per diluted share.

Portfolio Results
•Core Portfolio: 89.8% occupied and 91.0% leased.

•New and Renewal Leases Signed: 226,000 square feet in the fourth quarter and 1,852,000 square feet for 2022.

•Rental Rate Growth: 21.0% on an accrual basis and 12.5% on a cash basis.

•Tenant Retention Ratio: 38% in fourth quarter and 64% for 2022.

Transaction Activity

Development Activity
•As previously announced, we are developing a fully leased 145,000 square foot build-to-suit office building located in Radnor, Pennsylvania. The building will be the North American Headquarters for Arkema S.A., a global supplier of specialty materials. Construction commenced during January 2023 and the scheduled completion is the fourth quarter 2024. We plan to fund the development through a combination of a construction loan, our line of credit and cash on hand.

Disposition Activity
•As previously announced, during the fourth quarter of 2022 we sold one office property in suburban Philadelphia and our ownership interest in a mixed-use property in Philadelphia for an aggregate sales price of approximately $113.6 million and we received $112.6 million in net proceeds. The sales generated a gain totaling $35.4 million, or $0.21 per share, that was recorded in the fourth quarter. Proceeds were used to reduce the outstanding balance on our unsecured line of credit.
Finance Activity
•As previously announced, we completed an underwritten public offering of $350 million of our 7.550% guaranteed notes due 2028 (the “2028 Notes”). Interest on the 2028 Notes will be payable semi-annually on March 15 and September 15 of each year, commencing March 15, 2023. The sale of the 2028 Notes closed on December 13, 2022. The net proceeds of the offering, after deducting underwriting discounts and transaction expenses related to this offering, totaled approximately $344.1 million. We used the net proceeds of the offering to tender or redeem the $350 million outstanding principal amount of our 3.95% Guaranteed Notes due February 15, 2023 (the “2023 Notes”) and for general corporate purposes.
•As previously announced, we have redeemed 100% of our outstanding 2023 Notes. On December 20, 2022, we redeemed approximately $295.7 million of the 2023 Notes through a tender offer to the existing bond holders and subsequently on January 20, 2023 we redeemed approximately $54.3 million of the 2023 Notes. All of the 2023 Notes were redeemed at par plus any accrued interest. The 2023 Notes were redeemed with proceeds from our December 2028 Guaranteed Note issuance, cash-on-hand and our unsecured line of credit.

•On January 19, 2023, we entered into a non-recourse secured loan agreement in the aggregate principal amount of $245.0 million which bears interest at 5.875% (the “Secured Loan”). The Secured Loan has a scheduled maturity date of February 6, 2028 and may be prepaid in full on or after March 6, 2025, subject to a prepayment premium, and may be prepaid in full on or after August 6, 2027 without any prepayment premium. The Secured Loan is collateralized by 7 wholly-owned properties. Net cash proceeds totaled $235.7 million which were used to escrow $15.2 million for property-level 2023 reserves and capital, fully pay-off the outstanding balance on our unsecured line of credit and other corporate purposes.

•We had $88.5 million outstanding on our $600.0 million unsecured revolving credit facility as of December 31, 2022 and, as of today, there is no outstanding balance on our facility.

•We had $17.6 million of cash and cash equivalents on-hand as of December 31, 2022.

Results for the Three and Twelve-Month Periods Ended December 31, 2022
Net income allocated to common shares totaled $29.5 million or $0.17 per diluted share in the fourth quarter of 2022 compared to a net income of $4.5 million or $0.03 per diluted share in the fourth quarter of 2021.

FFO in the fourth quarter of 2022 totaled $55.7 million or $0.32 per diluted share versus $60.4 million or $0.35 per diluted share in the fourth quarter of 2021. Our fourth quarter 2022 FFO payout ratio ($0.19 common share distribution / $0.32 FFO per diluted share) was 59.4%.

Net income totaled $53.4 million or $0.31 per diluted share for the twelve months of 2022 compared to net income of $11.9 million allocated to common shares or $0.07 per diluted share in the twelve months of 2021.
Our FFO available to common shares and units for the twelve months ended 2022 totaled $238.2 million, or $1.38 per diluted share compared to FFO available to common shares and units of the twelve months of 2021 which totaled $237.6 million, or $1.37 per diluted share. Our 2022 FFO payout ratio ($0.76 common share distribution / $1.38 FFO per diluted share) was 55.1%.

Operating and Leasing Activity
In the fourth quarter of 2022, our Net Operating Income (NOI), excluding termination revenues, write-off of prior straight-line rent receivables and other income items increased 2.4% on an accrual basis and increased 1.5% on a cash basis for our 71 same store properties, which were 89.8% and 91.1% occupied on December 31, 2022 and 2021, respectively.

We leased approximately 226,000 square feet and commenced occupancy on 168,000 square feet during the fourth quarter of 2022. The fourth quarter occupancy activity includes 87,000 square feet of renewals, 57,000 square feet of new leases and 24,000 square feet of tenant expansions. We have an additional 142,000 square feet of executed new leases scheduled to commence subsequent to December 31, 2022.

We experienced 38% tenant retention ratio in our core portfolio with net negative absorption of (123,000) square feet during the fourth quarter of 2022 which includes a 65,000 square foot tenant in Austin, Texas that vacated early. Fourth quarter rental rate growth increased 21.0% as our renewal rental rates increased 21.3% and our new lease/expansion rental rates increased 19.9%, all on an accrual basis.

For the year, our 2022 leasing activity totaled approximately 1,852,000 square feet and commenced occupancy on 1,659,000 square feet. The 2022 occupancy activity includes 848,000 of renewals, 486,000 of new leases and 325,000 square feet of tenant expansions.

At December 31, 2022, our core portfolio of 72 properties comprising 12.8 million square feet was 89.8% occupied and we are now 91.0% leased (reflecting new leases commencing after December 31, 2022).

Distributions
On December 6, 2022, our Board of Trustees declared a quarterly dividend distribution of $0.19 per common share that was paid on January 19, 2023 to shareholders of record as of January 5, 2023.

2023 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are providing our 2023 loss per share guidance of $(0.12) - $(0.04) per diluted share and 2023 FFO guidance of $1.12 - $1.20 per diluted share. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2023 FFO and earnings per diluted share:

Guidance for 2023		Range

Loss per diluted share allocated to common shareholders	$(0.12)	to	$(0.14)
Plus: real estate depreciation, amortization	1.24		1.24

FFO per diluted share	$1.12	to	$1.20

Our 2023 FFO key assumptions include:
•Year-end Core Occupancy Range: 90-91%;
•Year-end Core Leased Range: 91-92%;
•Rental Rate Growth (accrual): 11-13%;
•Rental Rate Growth (cash): 4-6%;
•Same Store (accrual) NOI Growth Range: 0-2%;
•Same Store (cash) NOI Growth Range: 2.5-4.5%;

•Speculative Revenue Target: $17.0 - $19.0 million, $10.0 million achieved;

•Tenant Retention Rate Range: 49-51%;

•Property Acquisition Activity: None;

•Property Sales Activity: $100 - $125 million;

•Joint Venture Activity: None;
•Development Starts: None;
•Financing Activity: $245 Million Secured Financing (Complete) and Construction Loan at 155 King of Prussia Rd in Radnor, PA;

•Share Buyback Activity: None;

•Annual earnings and FFO per diluted share based on 174.0 million fully diluted weighted average common shares.
About Brandywine Realty Trust
Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia, Austin and Washington, D.C. markets. Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 163 properties and 23.0 million square feet as of December 31, 2022 which excludes assets held for sale. Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together. For more information, please visit www.brandywinerealty.com.

Conference Call and Audio Webcast
We will release our fourth quarter earnings after the market close on Wednesday February 1, 2023, and will hold our fourth quarter conference call on Thursday February 2, 2023 at 9:00 a.m. Eastern Time. To access the conference call by phone, please visit this link here, and you will be provided with dial in details.
A live webcast of the conference call will also be available on the Investor Relations page of our website at www.brandywinerealty.com.

Looking Ahead – First Quarter 2023 Conference Call
We anticipate we will release our first quarter 2023 earnings on Wednesday, April 19, 2023, after the market close and will host our first quarter 2023 conference call on Thursday, April 20, 2023 at 9:00 a.m. Eastern Time. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. Because such statements involve known and unknown risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements, including our 2023 guidance and the progress of our projects under development, are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and not within our control. Such risks, uncertainties and contingencies include, among others: risks related to the impact of COVID-19 and other potential future outbreaks of infectious diseases on our financial condition, results of operations and cash flows and those of our tenants as well as on the economy and real estate and financial markets; reduced demand for office space and pricing pressures, including from competitors, that could limit our ability to lease space or set rents at expected levels or that could lead to declines in rent; uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital or that delay receipt of our planned debt financings and refinancings; the effect of inflation and interest rate fluctuations, including on the costs of our planned debt financings and refinancings; the potential loss or bankruptcy of tenants or the inability of tenants to meet their rent and other lease obligations; risks of acquisitions and dispositions, including unexpected liabilities and integration costs; delays in completing, and cost overruns incurred in connection with, our developments and redevelopments;

disagreements with joint venture partners; unanticipated operating and capital costs; uninsured casualty losses and our ability to obtain adequate insurance, including coverage for terrorist acts; asset impairments; our dependence upon certain geographic markets; changes in governmental regulations, tax laws and rates and similar matters; unexpected costs of REIT qualification compliance; and costs and disruptions as the result of a cybersecurity incident or other technology disruption. The declaration and payment of future dividends (both timing and amount) is subject to the determination of our Board of Trustees, in its sole discretion, after considering various factors, including our financial condition, historical and forecast operating results, and available cash flow, as well as any applicable laws and contractual covenants and any other relevant factors. Our Board’s practice regarding declaration of dividends may be modified at any time and from time to time. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2021. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

Non-GAAP Supplemental Financial Measures

We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO and NOI are non-GAAP financial measures, we believe that FFO and NOI calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.

Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders. We generally consider FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.

Net Operating Income (NOI)
NOI (accrual basis) is a financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interest in the Operating Partnership and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interest in property partnerships. In some cases we also present NOI on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance or to cash flows as a measure of the Company's liquidity or its ability to make distributions. We believe NOI is a useful measure for evaluating the operating performance of our properties, as it excludes certain components from net income available to common shareholders in order to provide results that are more closely related to a property's results of operations. We use NOI internally to evaluate the performance of our operating segments and to make decisions about resource allocations. We concluded that NOI provides useful information to investors regarding our financial condition and results of operations, as it reflects only the income and expense items incurred at the property level, as well as the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and development activity on an unlevered basis.
Same Store Properties
In our analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important to provide information for properties that were in-service and owned by us throughout each period presented. We refer to properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by us through the end of the latest period presented as Same Store Properties. Same Store Properties exclude properties placed in-service, acquired, repositioned, held for sale or in development or redevelopment after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired for that property to be included in Same Store Properties.

Core Portfolio
Our core portfolio is comprised of our wholly-owned properties, excluding any properties currently in development, re-development or re-entitlement.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share and per share data)

	December 31, 2022	December 31, 2021
ASSETS
Real estate investments:
Operating properties	$3,617,240	$3,472,602
Accumulated depreciation	(1,063,060)	(957,450)
Right of use asset - operating leases, net	19,664	20,313
Operating real estate investments, net	2,573,844	2,535,465
Construction-in-progress	218,869	277,237
Land held for development	76,499	114,604
Prepaid leasehold interests in land held for development, net	35,576	27,762
Total real estate investments, net	2,904,788	2,955,068
Assets held for sale, net	—	562
Cash and cash equivalents	17,551	27,463
Accounts receivable	11,003	11,875
Accrued rent receivable, net of allowance of $3,947 and $4,133 as of December 31, 2022 and December 31, 2021, respectively	179,771	167,210
Investment in unconsolidated real estate ventures	567,635	435,506
Deferred costs, net	96,639	86,862
Intangible assets, net	18,451	28,556
Other assets	78,667	133,094
Total assets	$3,874,505	$3,846,196
LIABILITIES AND BENEFICIARIES' EQUITY
Unsecured credit facility	$88,500	$23,000
Unsecured term loan, net	248,168	249,608
Unsecured senior notes, net	1,628,370	1,580,978
Accounts payable and accrued expenses	132,440	150,151
Distributions payable	32,792	32,765
Deferred income, gains and rent	25,082	23,849
Intangible liabilities, net	10,322	12,981
Lease liability - operating leases	23,166	22,962
Other liabilities	52,331	48,683
Total liabilities	$2,241,171	$2,144,977
Brandywine Realty Trust's Equity:
Common Shares of Brandywine Realty Trust's beneficial interest, $0.01 par value; shares authorized 400,000,000; 171,569,807 and 171,126,257 issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	1,716	1,712
Additional paid-in-capital	3,153,229	3,146,786
Deferred compensation payable in common shares	19,601	18,491
Common shares in grantor trust, 1,179,643 and 1,169,703 issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	(19,601)	(18,491)
Cumulative earnings	1,176,195	1,122,372
Accumulated other comprehensive income (loss)	3,897	(2,020)
Cumulative distributions	(2,709,405)	(2,578,583)
Total Brandywine Realty Trust's equity	1,625,632	1,690,267
Noncontrolling interests	7,702	10,952
Total beneficiaries' equity	$1,633,334	$1,701,219
Total liabilities and beneficiaries' equity	$3,874,505	$3,846,196

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue
Rents	$120,572	$114,641	$470,851	$451,519
Third party management fees, labor reimbursement and leasing	6,228	6,666	24,132	26,444
Other	2,184	4,223	11,117	8,856
Total revenue	128,984	125,530	506,100	486,819
Operating expenses
Property operating expenses	32,926	33,387	130,209	121,890
Real estate taxes	13,773	10,837	53,645	53,621
Third party management expenses	2,649	2,934	10,547	12,800
Depreciation and amortization	45,109	46,802	177,984	178,105
General and administrative expenses	9,114	8,137	35,006	30,153
Provision for impairment	4,663	—	4,663	—
Total operating expenses	108,234	102,097	412,054	396,569
Gain on sale of real estate
Net gain on disposition of real estate	8,864	—	17,677	142
Net gain on sale of undepreciated real estate	—	—	8,007	2,903
Total gain on sale of real estate	8,864	—	25,684	3,045
Operating income	29,614	23,433	119,730	93,295
Other income (expense):
Interest and investment income	518	450	1,905	8,295
Interest expense	(19,620)	(15,644)	(68,764)	(62,617)
Interest expense - amortization of deferred financing costs	(832)	(709)	(3,091)	(2,836)
Equity in loss of unconsolidated real estate ventures	(6,212)	(5,899)	(22,016)	(26,697)
Net gain on real estate venture transactions	26,718	2,973	26,718	2,973
Loss on early extinguishment of debt	(435)	—	(435)	—
Net income before income taxes	29,751	4,604	54,047	12,413
Income tax (provision) benefit	11	(1)	(55)	(47)
Net income	29,762	4,603	53,992	12,366
Net income attributable to noncontrolling interests	(109)	(35)	(168)	(77)
Net income attributable to Brandywine Realty Trust	29,653	4,568	53,824	12,289
Nonforfeitable dividends allocated to unvested restricted shareholders	(105)	(90)	(456)	(421)
Net income attributable to Common Shareholders of Brandywine Realty Trust	$29,548	$4,478	$53,368	$11,868
PER SHARE DATA
Basic income per Common Share	$0.17	$0.03	$0.31	$0.07
Basic weighted average shares outstanding	171,569,807	171,126,257	171,491,369	170,878,185
Diluted income per Common Share	$0.17	$0.03	$0.31	$0.07
Diluted weighted average shares outstanding	171,994,374	172,855,218	172,325,646	172,273,240

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Reconciliation of Net Income to Funds from Operations:
Net income attributable to common shareholders	$29,548	$4,478	$53,368	$11,868
Add (deduct):
Net income attributable to noncontrolling interests - LP units	106	34	170	80
Nonforfeitable dividends allocated to unvested restricted shareholders	105	90	456	421
Net gain on real estate venture transactions	(26,718)	(2,973)	(26,718)	(2,973)
Net gain on disposition of real estate	(8,864)	—	(17,677)	(142)
Provision for impairment	4,663	—	4,663	—
Company's share of impairment of an unconsolidated real estate venture	—	134	—	696
Depreciation and amortization:
Real property	38,138	38,609	149,026	144,261
Leasing costs including acquired intangibles	6,154	7,663	25,989	31,698
Company’s share of unconsolidated real estate ventures	12,741	12,586	49,743	52,455
Partners’ share of consolidated real estate ventures	(4)	(5)	(18)	(20)
Funds from operations	$55,869	$60,616	$239,002	$238,344
Funds from operations allocable to unvested restricted shareholders	(180)	(167)	(770)	(705)
Funds from operations available to common share and unit holders (FFO)	$55,689	$60,449	$238,232	$237,639
FFO per share - fully diluted	$0.32	$0.35	$1.38	$1.37
Weighted-average shares/units outstanding - fully diluted	172,510,841	173,679,201	172,870,758	173,165,898
Distributions paid per common share	$0.19	$0.19	$0.76	$0.76
FFO payout ratio (distributions paid per common share/FFO per diluted share)	59.4%	54.3%	55.1%	55.5%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – 4th QUARTER
(unaudited and in thousands)

Of the 77 properties owned by the Company as of December 31, 2022, a total of 71 properties ("Same Store Properties") containing an aggregate of 12.7 million net rentable square feet were owned for the entire three months ended December 31, 2022 and 2021. As of December 31, 2022, two properties were recently completed/acquired, and four properties were in development/redevelopment. Average occupancy for the Same Store Properties was 89.8% and 91.1% during the three-month periods ended December 31, 2022 and 2021, respectively. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended December 31,
	2022	2021
Revenue
Rents	$112,860	$108,720
Other	236	203
Total revenue	113,096	108,923
Operating expenses
Property operating expenses	30,946	28,949
Real estate taxes	12,534	11,764
Net operating income	$69,616	$68,210
Net operating income - percentage change over prior year	2.1%
Net operating income, excluding other items	$68,907	$67,309
Net operating income, excluding other items - percentage change over prior year	2.4%
Net operating income	$69,616	$68,210
Straight line rents & other	(3,946)	(2,397)
Above/below market rent amortization	(388)	(1,121)
Amortization of tenant inducements	175	192
Non-cash ground rent expense	200	204
Cash - Net operating income	$65,657	$65,088
Cash - Net operating income - percentage change over prior year	0.9%
Cash - Net operating income, excluding other items	$64,325	$63,372
Cash - Net operating income, excluding other items - percentage change over prior year	1.5%
	Three Months Ended December 31,
	2022	2021
Net income:	$29,762	$4,603
Add/(deduct):
Interest income	(518)	(450)
Interest expense	19,620	15,644
Interest expense - amortization of deferred financing costs	832	709
Equity in loss of unconsolidated real estate ventures	6,212	5,899
Net gain on real estate venture transactions	(26,718)	(2,973)
Net gain on disposition of real estate	(8,864)	—
Loss on early extinguishment of debt	435	—
Depreciation and amortization	45,109	46,802
General & administrative expenses	9,114	8,137
Income tax provision (benefit)	(11)	1
Provision for impairment	4,663	—
Consolidated net operating income	79,636	78,372
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(10,020)	(10,162)
Same store net operating income	$69,616	$68,210

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – TWELVE MONTHS
(unaudited and in thousands)

Of the 77 properties owned by the Company as of December 31, 2022, a total of 71 properties ("Same Store Properties") containing an aggregate of 12.7 million net rentable square feet were owned for the entire twelve months ended December 31, 2022 and 2021. As of December 31, 2022, two properties were recently completed/acquired, and four properties were in development/redevelopment. Average occupancy for the Same Store Properties was 89.8% and 91.1% during the twelve-month periods ended December 31, 2022 and 2021, respectively. The following table sets forth revenue and expense information for the Same Store Properties:

	Year Ended December 31,
	2022	2021
Revenue
Rents	$440,805	$432,148
Other	1,047	957
Total revenue	441,852	433,105
Operating expenses
Property operating expenses	117,895	111,308
Real estate taxes	49,804	50,756
Net operating income	$274,153	$271,041
Net operating income - percentage change over prior year	1.1%
Net operating income, excluding other items	$270,871	$267,961
Net operating income, excluding other items - percentage change over prior year	1.1%
Net operating income	$274,153	$271,041
Straight line rents & other	(11,562)	(12,992)
Above/below market rent amortization	(1,914)	(4,070)
Amortization of tenant inducements	719	983
Non-cash ground rent expense	805	820
Cash - Net operating income	$262,201	$255,782
Cash - Net operating income - percentage change over prior year	2.5%
Cash - Net operating income, excluding other items	$256,350	$251,114
Cash - Net operating income, excluding other items - percentage change over prior year	2.1%
	Year Ended December 31,
	2022	2021
Net income:	$53,992	$12,366
Add/(deduct):
Interest income	(1,905)	(8,295)
Interest expense	68,764	62,617
Interest expense - amortization of deferred financing costs	3,091	2,836
Equity in loss of unconsolidated real estate ventures	22,016	26,697
Net gain on real estate venture transactions	(26,718)	(2,973)
Net gain on disposition of real estate	(17,677)	(142)
Net gain on sale of undepreciated real estate	(8,007)	(2,903)
Loss on early extinguishment of debt	435	—
Depreciation and amortization	177,984	178,105
General & administrative expenses	35,006	30,153
Income tax provision	55	47
Provision for impairment	4,663	—
Consolidated net operating income	311,699	298,508
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(37,546)	(27,467)
Same store net operating income	$274,153	$271,041